Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Sprint Capital Note-Backed Series 2003-17

*CUSIP:	21988K404	Class	A-1
	21988KAC1	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2011.

INTEREST ACCOUNT

Balance as of May 15, 2011		$0.00
Scheduled Income received on securities		$875,015.63
Unscheduled Income received on securities		$0.00

LESS:
Distribution to Class A-1 Holders	-$	875,000.00
Distribution to Class A-2 Holders	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	15.63
Balance as of November 15, 2011		$0.00

PRINCIPAL ACCOUNT
Balance as of May 15, 2011		$0.00
Scheduled Principal received on securities		$0.00

LESS:
Distribution to Holders	-$	0.00
Balance as of November 15, 2011		$0.00

UNDERLYING SECURITIES HELD AS OF November 15, 2011

Principal Amount	Title of Security
$25,455,000	Sprint Capital Corporation 6.875% Notes due November 15, 2028
*CUSIP: 852060AD4

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.